UMB Financial Corporation News Release

1010 Grand Boulevard

Kansas City, MO 64106

816/860-7000

umb.com

UMB Financial Corp. Announces Earnings Increase by $2.6 million

For the Nine Months Ended September 30, 2006.

Net interest income for the third quarter increases 12.5 percent over prior year

Kansas City, Mo. (October 24, 2006) -- UMB Financial Corporation (NASDAQ: UMBF), a Kansas City-based multi-bank holding company, announced earnings of $15.9 million or $0.37 per share ($0.37 diluted) for the three months ended September 30, 2006. This is a decrease of $0.3 million, or 1.9 percent, compared to the three months ended September 30, 2005 earnings of $16.2 million or $0.38 per share ($0.37 diluted). The decrease in earnings compared to 2005 was a result of lower noninterest income primarily from gains related to the sales and closures of banking facilities in 2005 and higher noninterest expense. These decreases to net income were mostly offset by higher net interest income.

Excluding the net gains and losses related to the sales and closures of banking facilities in both years, the net income for the third quarter of 2006 would have increased approximately 22.0 percent over the same quarter in 2005. A table reconciling GAAP net income for these items for the quarter and year-to-date is included with this release.

"We are pleased with our strong underlying earnings growth of more than 20 percent," said Mariner Kemper, Chairman and CEO, UMB Financial Corporation. "Combined with our expanding margin, loan growth continues to be the consistent driver of our performance. Our balance sheet continues to be well-positioned to benefit from the current interest rate environment, and we're confident that we are on the right track to finish the year with solid performance."

"Trust and card services income continue to be the catalysts of growth in our fee business," said Peter deSilva, President and Chief Operating Officer. "Total trust and mutual fund assets under management have grown 21 percent over the third quarter of 2005 and now stand at more than $9.6 billion. The growth has been driven by both our Scout mutual funds and the implementation of integrated sales teams in our wealth management business. During the quarter our team added more than $140 million in new assets to personal and institutional accounts. Our retail business also had a very good quarter with solid customer growth thanks partly to a successful Home Equity Line of Credit (HELOC) summer promotion which generated more than $30 million in new home equity loans. Our small business division is also starting to show results with a 92 percent growth in deposits over the third quarter of 2005."

On September 15, 2006, UMB Financial Corporation completed the acquisition of Mountain States Bancorporation, Inc., a bank holding company headquartered in Denver, Colorado. Mountain States Bancorporation had consolidated assets of $284.1 million at the time of the merger.

Net Interest Income

Net interest income for the third quarter of 2006 increased $6.1 million, or 12.5 percent, compared to the same period in 2005 due to higher earning assets and greater net interest margin.

For the three-months ended September 30, 2006, there was a $402.2 million, or 6.4 percent increase in average earning assets mostly from average loan growth of $364.3 million, or 11.2 percent. Average loans for the third quarter of 2006 included $30.5 million of average loans from Mountain States Bank. The contribution from noninterest-bearing demand deposits, which made up 33.0 percent of average total deposits, increased in the third quarter of 2006 as compared to the same quarter in 2005. This benefit from free funds, as well as a favorable change in the mix of earning assets to higher yielding loans contributed significantly to the 17 basis point increase in net interest margin for the three months ended September 30, 2006 compared to the same quarter last year.

Noninterest Income and Expense

Noninterest income decreased $0.3 million, or 0.5 percent, for the three-months ended September 30, 2006 compared to the same period in 2005. The decrease was primarily attributable to $4.8 million in net gains recognized in the third quarter of 2005 related to the sale and closure of banking facilities. This decrease was mostly offset by increases in fee-based income including trust and securities processing income and bankcard income. Trust and securities processing income increased by $4.4 million, or 21.6 percent, primarily from higher advisory fee income related to increases in assets under management within the Scout Funds. Bankcard income was $1.4 million, or 15.8 percent, higher than the third quarter of 2005 resulting from increased interchange fee income due to greater card activity.

Noninterest expense increased $6.3 million, or 7.0 percent, for the three months ended September 30, 2006 compared to the same period in 2005. Equity based compensation expense related to the adoption of new accounting rules, as well as increases in benefit costs, were the primary causes for the increase in salary and benefits expense. Equipment expense increased mostly due to expenses related to investments in computer equipment and software. Processing fees increased primarily due to shareholder servicing and other administrative fees paid to investment advisors which directly correlate with the increase in net assets under management in the Scout Funds. Bankcard expenses are higher mostly due to an enhanced consumer rebate program which corresponds to the increased usage of the consumer bankcard product.

Balance Sheet

Average total assets for the three months ended September 30, 2006 were $7.5 billion compared to $7.0 billion for the same period in 2005, an increase of $423.6 million, or 6.0 percent. Average earning assets increased by $402.2 million, or 6.4 percent. In addition to the increase in earning assets, the mix of higher yielding loans to overall earning assets was favorable. Average loans comprised 54.4 percent of the company's earning asset base for the third quarter of 2006 as compared to 52.1 percent for the same quarter in 2005.

For the three months ended September 30, 2006, average loans were $3.6 billion compared to $3.3 billion for the same period in 2005, an increase of 11.2 percent. Actual loan balances on September 30, 2006, which includes $174.0 million from Mountain States Bank, were $3.8 billion, compared to $3.3 billion on September 30, 2005. Loan balances by category are as follows:

Loan by Category (in thousands)	September 30, 2006	September 30, 2005	Change	Percent Change
Commercial, financial and agricultural	$1,659,939	$1,518,749	$141,190	9.3%
Real estate construction	72,198	42,259	29,939	70.9%
Consumer	999,183	992,547	6,636	0.7%
Real estate	1,060,893	788,901	271,992	34.5%
Leases	5,786	5,364	422	7.9%
Total Loans	$3,797,999	$3,347,820	$450,179	13.4%

Average securities were $2.6 billion for the third quarter of 2006 compared to $2.7 billion for the same period in 2005, a decrease of $65.7 million, or 2.4 percent. This decrease was primarily a result of the utilization of securities purchased under agreement to resell in lieu of short-term discount notes related to public funds and customer repurchase agreements. The average balance of securities purchased under agreement to resell increased by $51.2 million in the third quarter of 2006 compared to the same quarter in 2005.

Average total deposits increased $311.1 million, or 6.1 percent, to $5.4 billion for the three months ended September 30, 2006, compared to the same period in 2005. The increase in deposits came primarily from time deposits and money market accounts. Average time deposit accounts increased by $218.1 million, or 22.9 percent, for the third quarter of 2006 as compared to the same quarter in 2005. Money market accounts increased by $165.4 million, or 19.0 percent, for the three months ended September 30, 2006, as compared to the same period in 2005. Total deposits as of September 30, 2006 were $5.5 billion, which includes $227.1 million from Mountain States Bank.

As of September 30, 2006, UMB had total shareholders' equity of $854.8 million, a 2.9 percent increase from the prior year.

Nonperforming loans at September 30, 2006 totaled $14.0 million compared to $9.8 million a year earlier. As a percentage of total loans, nonperforming loans increased to 0.37 percent of loans as of September 30, 2006 compared to 0.29 percent as of September 30, 2005. Nonperforming loans are defined as nonaccrual loans and loans more than 90 days past due. The company's allowance for loan losses totaled $43.5 million, or 1.15 percent of total loans as of September 30, 2006, compared to $39.7 million, or 1.19 percent of total loans as of September 30, 2005.

Year-to-Date

Earnings for the nine months ended September 30, 2006 were $44.0 million, or $1.03 per share ($1.03 diluted). This is an increase of $2.6 million, or 6.3 percent compared to the prior year earnings of $41.4 million, or $0.96 per share ($0.95 diluted).

Excluding certain adjustments described above (net gains and losses related to the sales and closures of banking facilities, the sale of employee benefit accounts and charges related to the voluntary separation plan) in both years, the net income for the first nine months of the year would have increased 20.5 percent over the same period in 2005. A table reconciling GAAP net income for these items for the quarter and year-to-date is included with this release.

Net interest income for the year-to-date September 30, 2006 increased $20.4 million, or 14.6 percent, compared to the same period in 2005 due primarily to higher average earning assets and an increase in net interest margin. Average earning assets increased by $488.5 million, or 7.9 percent, to $6.7 billion for the nine-months ended September 30, 2006 as compared to the same period in 2005. Net interest margin was 3.36 percent for the year-to-date September 30, 2006 compared to 3.17 percent for the same period in 2005.

Noninterest income decreased $1.0 million, or 0.5 percent, for the nine-months ended September 30, 2006 compared to the same period in 2005. In 2005, a $3.6 million gain was recognized from the sale of employee benefit accounts to Marshall & Ilsley Trust Company, n.a. and $8.8 million of net gains were recognized in 2005 on the sale and closure of banking facilities as compared to $0.4 million in 2006. These two items attributed to a $12.0 million decrease in noninterest income for the year-to-date 2006 compared to 2005. Additionally, service charges on deposits decreased by $5.0 million, or 8.3 percent, for the nine months ended September 30, 2006 as compared to the same period in 2005. This decrease in deposit service charge income is mostly attributable to increases in earnings credits on compensating balances.

These decreases to noninterest income were mostly offset by increases in trust and securities processing income and bankcard income. Trust and securities processing income increased by $11.6 million, or 19.2 percent, primarily from higher advisory fee income related to increases in assets under management within the Scout Funds. Bankcard income was $4.0 million, or 16.4 percent, higher than the nine months ended September 30, 2005 due to increased interchange fee income combined with greater card activity.

Noninterest expense increased $11.5 million, or 4.3 percent, for the year-to-date September 30, 2006 compared to the same period in 2005. Salary expense decreased primarily as a result of a $4.4 million charge during 2005 related to a voluntary separation plan. Marketing expense increased mostly due to an increase in business development-related expenses in 2006 as compared to 2005. Bankcard expense is higher in 2006 than in 2005 due to higher rebate programs designed to encourage increased usage of the card products. The increase in other expense was primarily attributable to increases in operational charge-offs, including overdraft fees. Other increases in this category included higher directors' fees and bank examination fees.

The company declared its regular quarterly dividend of $0.13 per share to be paid on January 2, 2007, to shareholders of record as of the close of business on December 12, 2006.

The company plans to host a conference call to discuss its third quarter results on October 25, 2006, at 4 p.m. (CST). Interested parties may access the call by dialing U.S. (toll-free) 800-257-7087, conference code 11072670#, or access the following Web link to the live call: www.actioncast.acttel.com or visit www.umb.com.

Forward-Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements rely on a number of assumptions concerning future events and are subject to risks and uncertainties, which could cause actual results to differ materially from those contemplated by the forward-looking statements in this Current Report on Form 8-K, any exhibits to this Current Report and other public statements the company may make. While management of UMB believes their assumptions are reasonable, UMB cautions that changes in general economic conditions, changes in interest rates, changes in the securities markets, changes in operations, changes in competition, technology changes, legislative or regulatory changes, the ability of customers to repay loans, changes in loan demand, the ability to integrate acquisitions and increases in employee costs, and other risks and uncertainties detailed in UMB's filings with the Securities and Exchange Commission, may cause actual results to differ materially from those discussed in this release. UMB has no duty to update such statements, and undertakes no obligation to update or supplement forward-looking statements that become untrue because of new information, future events or otherwise.

Non-GAAP Financial Measures:

Certain financial measures contained in this press release exclude significant gains and losses relating to the sales and closures of banking facilities, the sale of employee benefits accounts and the voluntary separation plan. Financial measures which exclude those items have not been determined in accordance with generally accepted accounting principles and are therefore "non-GAAP" financial measures. Management of UMB believes that investors' understanding of the company's performance is enhanced by disclosing these non-GAAP financial measures as a reasonable basis for comparison of the company's ongoing results of operations. These non-GAAP measures should not be considered a substitute for GAAP-basis measures and results. Our non-GAAP measures may not be comparable to non-GAAP measures of other companies. The attached Non-GAAP Reconciliation Table provides a reconciliation of these non-GAAP financial measures to the most closely analogous measure determined in accordance with GAAP.

About UMB:

UMB Financial Corporation is a multi-bank holding company headquartered in Kansas City, Mo., offering complete banking, asset management and related financial services to both individual and business customers nationwide. Its banking subsidiaries own and operate 141 banking centers throughout Missouri, Illinois, Colorado, Kansas, Oklahoma, Nebraska and Arizona. Subsidiaries of the holding company and the lead bank, UMB Bank, n.a., include an investment services group based in Milwaukee, Wisconsin, a trust management company in South Dakota, and single-purpose companies that deal with brokerage services, consulting services and insurance. UMB was named one of Business Week's "Web Smart 50" companies in 2005.

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UMB Financial Corporation
Non-GAAP Reconciliation Schedule
(unaudited, dollars in thousands)

The following tables present the reconciliation of non-GAAP financial measures to reported GAAP financial measures.

	Three months ended		Nine months ended
	September 30,		September 30,
	2006	2005	2006	2005

Net interest income after provision	$ 53,328	$ 47,271	$ 152,849	$ 137,182
Noninterest income	64,403	64,736	189,932	190,967
Noninterest expense	96,265	89,936	282,689	271,162
Income tax provision	5,601	5,900	16,127	15,624

Net Income After Taxes	15,865	16,171	43,965	41,363

Adjustments
Noninterest income
Other (gains) losses, net	188	(4,801)	(408)	(8,772)
Gains on sale of employee benefit accounts	-	-	-	(3,600)
Noninterest expense
Voluntary Separation Plan	-	-	-	4,400

Total adjustments pre-tax	188	(4,801)	(408)	(7,972)
Less: Income taxes	68	(1,728)	(147)	(2,870)

After Tax Adjustments to GAAP	120	(3,073)	(261)	(5,102)

Adjusted Net Income	$ 15,985	$ 13,098	$ 43,704	$ 36,261

The above table presents the variation in net income on an as reported (GAAP) basis and excluding certain gains and losses related to the sales and closures of banking facilities, the sale of employee benefit accounts and charges related to the voluntary separation plan. The press release includes commentary that compares such GAAP and non-GAAP financial measures.

CONSOLIDATED BALANCE SHEETS		UMB Financial Corporation
(all dollars in thousands) (unaudited)
	September 30,
Assets	2006	2005

Loans	$3,797,999	$3,347,820
Allowance for loan losses	(43,538)	(39,715)
Net loans	3,754,461	3,308,105
Loans held for sale	17,658	20,326
Investment Securities:
Available for sale	2,636,811	2,520,186
Held to maturity	51,606	104,591
Federal Reserve Bank stock and other	15,158	14,786
Trading securities	48,160	57,987
Total investment securities	2,751,735	2,697,550
Federal funds and resell agreements	280,910	285,209
Cash and due from banks	408,094	396,500
Bank premises and equipment, net	241,290	226,668
Accrued income	56,300	46,291
Goodwill on purchased affiliates	96,017	60,182
Other intangibles	19,136	4,078
Other assets	47,156	43,016
Total assets	$7,672,757	$7,087,925

Liabilities
Deposits:
Noninterest - bearing demand	$1,900,220	$1,931,580
Interest - bearing demand and savings	2,493,922	2,082,229
Time deposits under $100,000	797,068	714,943
Time deposits of $100,000 or more	344,716	277,989
Total deposits	5,535,926	5,006,741
Federal funds and repurchase agreements	1,148,677	1,127,111
Short-term debt	22,644	18,491
Long-term debt	36,798	39,083
Accrued expenses and taxes	46,039	37,447
Other liabilities	27,834	28,106
Total liabilities	6,817,918	6,256,979

Shareholders' Equity
Common stock	55,057	27,528
Capital surplus	699,029	725,897
Retained earnings	370,184	333,096
Accumulated other comprehensive loss	(15,765)	(18,573)
Treasury stock	(253,666)	(237,002)
Total shareholders' equity	854,839	830,946
Total liabilities and shareholders' equity	$7,672,757	$7,087,925
Consolidated Statements of Income				UMB Financial Corporation
(unaudited, dollars in thousands except share and per share data)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Interest Income	2006	2005	2006	2005
Loans	$62,157	$48,081	$172,931	$128,726
Securities:
Taxable Interest	21,004	15,043	61,937	46,641
Tax-exempt interest	5,864	5,330	17,388	14,459
Total securities income	26,868	20,373	79,325	61,100
Federal funds and resell agreements	5,025	2,382	15,152	5,057
Trading securities and other	579	581	2,029	1,734
Total interest income	94,629	71,417	269,437	196,617

Interest Expense
Deposits	25,942	14,233	69,533	34,480
Federal funds and repurchase agreements	13,443	7,833	37,686	20,409
Short-term debt	105	108	429	283
Long-term debt	311	518	1,206	1,309
Total interest expense	39,801	22,692	108,854	56,481
Net interest income	54,828	48,725	160,583	140,136
Provision for loan losses	1,500	1,454	7,734	2,954
Net interest income after provision for loan losses	53,328	47,271	152,849	137,182

Noninterest Income
Trust and securities processing	25,038	20,590	72,698	61,056
Trading and investment banking	4,757	3,897	13,437	13,166
Service charges on deposits	18,581	20,716	55,191	60,210
Insurance fees and commisions	1,056	837	3,149	2,580
Brokerage fees	1,508	1,515	4,626	4,575
Bankcard fees	9,945	8,592	28,750	24,705
Other gains (losses), net	(188)	4,801	408	8,772
Gain on sale of employee benefit accounts	-	-	-	3,600
Gains (loss) on sales of securities available for sale	37	(190)	120	(223)
Other	3,669	3,978	11,553	12,526
Total noninterest income	64,403	64,736	189,932	190,967

Noninterest Expense
Salaries and employee benefits	48,894	47,821	143,928	148,232
Occupancy, net	6,932	6,841	20,288	19,728
Equipment	12,623	11,115	36,086	32,843
Supplies, postage and telephone	5,514	5,288	16,988	16,518
Marketing and business development	4,001	3,473	11,645	10,040
Processing fees	7,137	6,233	20,692	17,320
Legal and consulting	2,080	1,890	5,736	5,613
Bankcard	3,410	2,694	10,220	8,227
Amortization of other intangibles	365	185	868	557
Other	5,309	4,396	16,238	12,084
Total noninterest expense	96,265	89,936	282,689	271,162

Income before income taxes	21,466	22,071	60,092	56,987
Income tax provision	5,601	5,900	16,127	15,624
Net income	$15,865	$16,171	$43,965	$41,363
Per Share Data
Net income- Basic	$0.37	$0.38	$1.03	$0.96
Net income- Diluted	0.37	0.37	1.03	0.95
Dividends	0.13	0.11	0.39	0.33
Weighted average shares outstanding	42,531,525	43,026,608	42,675,173	43,158,277
Consolidated Statements
Of Shareholders' Equity		UMB Financial Corporation
(all dollars in thousands) (unaudited)
				Accum-
				ulated
				Other
				Compre-
	Common	Capital	Retained	hensive	Treasury
	Stock	Surplus	Earnings	Income	Stock	Total
Balance - January 1, 2005	$27,528	$726,595	$305,986	$(10,619)	$(230,308)	$819,182
Comprehensive income
Net income	-	-	41,363	-	-	41,363
Change in unrealized losses
on securities	-	-	-	(7,954)	-	(7,954)
Total comprehensive income						33,409
Cash dividends ($0.33 per share)	-	-	(14,253)	-	-	(14,253)
Purchase of treasury stock	-	-	-	-	(8,506)	(8,506)
Issuance of stock awards	-	(1,239)			1,239	-
Recognition of equity based
Compensation		289			-	289
Sale of treasury stock	-	131	-	-	128	259
Exercise of stock options	-	121	-	-	445	566
Balance - September 30, 2005	$27,528	$725,897	$333,096	$(18,573)	$(237,002)	$830,946

Balance - January 1, 2006	$27,528	$726,204	$342,675	$(21,550)	$(241,394)	$833,463
Comprehensive income
Net income	-	-	43,965	-	-	43,965
Change in unrealized losses
On securities	-	-	-	5,785	-	5,785
Total comprehensive income						49,750
Cash dividends ($0.39 per share)	-	-	(16,456)	-	-	(16,456)
Stock split 2 for 1	27,529	(27,529)				-
Purchase of treasury stock	-	-	-	-	(13,813)	(13,813)
Issuance of stock awards		(938)			1,088	150
Recognition of equity based
compensation	-	1,046				1,046
Sale of treasury stock	-	182	-	-	132	314
Exercise of stock options	-	64	-	-	321	385
Balance - September 30, 2006	$55,057	$699,029	$370,184	$(15,765)	$(253,666)	$854,839

Average Balances / Yields and Rates		UMB Financial Corporation
(tax - equivalent basis)
(all dollars in thousands)(unaudited)	Nine Months Ended September 30,
	2006		2005
	Average	Average	Average	Average
Assets	Balance	Yield/Rate	Balance	Yield/Rate
Loans, net of unearned interest	$3,513,171	6.59%	$3,063,563	5.63%
Securities:
Taxable	2,051,522	4.04	2,259,293	2.76
Tax-exempt	675,102	5.01	619,921	4.65
Total securities	2,726,624	4.28	2,879,214	3.17
Federal funds and resell agreements	409,080	4.95	213,957	3.16
Other earning assets	57,910	4.81	61,529	3.86
Total earning assets	6,706,785	5.53	6,218,263	4.39
Allowance for loan losses	(41,524)		(40,621)
Other assets	863,284		848,275
Total assets	$7,528,545		$7,025,917

Liabilities and Shareholders' Equity
Interest-bearing deposits	$3,612,891	2.57%	$3,182,195	1.45%
Federal funds and repurchase agreements	1,122,993	4.49	1,040,823	2.62
Borrowed funds	50,549	4.32	47,991	4.44
Total interest-bearing liabilities	4,786,433	3.04	4,271,009	1.77
Noninterest-bearing demand deposits	1,851,588		1,886,366
Other liabilities	52,041		40,511
Shareholders' equity	838,483		828,031
Total liabilities and shareholders' equity	$7,528,545		$7,025,917
Net interest spread		2.49%		2.62%
Net interest margin		3.36		3.17

	Three Months Ended September 30,
	2006		2005
	Average	Average	Average	Average
Assets	Balance	Yield/Rate	Balance	Yield/Rate
Loans, net of unearned interest	$3,621,883	6.81%	$3,257,584	5.86%
Securities:
Taxable	1,930,684	4.32	2,020,836	2.95
Tax-exempt	686,237	4.95	661,749	4.75
Total securities	2,616,921	4.48	2,682,585	3.40
Federal funds and resell agreements	372,198	5.36	259,151	3.65
Other earning assets	48,525	4.78	57,975	4.06
Total earning assets	6,659,527	5.80	6,257,295	4.70
Allowance for loan losses	(42,863)		(39,991)
Other assets	833,500		809,211
Total assets	$7,450,164		$7,026,515

Liabilities and Shareholders' Equity
Interest-bearing deposits	$3,625,766	2.84%	$3,225,571	1.75%
Federal funds and repurchase agreements	1,091,492	4.89	994,099	3.13
Borrowed funds	45,706	3.61	52,320	4.75
Total interest-bearing liabilities	4,762,964	3.32	4,271,990	2.11
Noninterest-bearing demand deposits	1,784,278		1,873,330
Other liabilities	57,270		49,573
Shareholders' equity	845,652		831,622
Total liabilities and shareholders' equity	$7,450,164		$7,026,515
Net interest spread		2.48%		2.59%
Net interest margin		3.43		3.26
THIRD QUARTER 2006
FINANCIAL HIGHLIGHTS		UMB Financial Corporation
(all dollars in thousands, except per share data) (unaudited)

Nine Months Ended September 30,	2006	2005
Net interest income	$160,583	$140,136
Provision for loan losses	7,734	2,954
Noninterest income	189,932	190,967
Noninterest expense	282,689	271,162
Income before income taxes	60,092	56,987
Net income	43,965	41,363
Net income per share - Basic	1.03	0.96
Net income per share - Diluted	1.03	0.95
Return on average assets	0.78%	0.79%
Return on average equity	7.01%	6.68%

Three Months Ended September 30
Net interest income	$54,828	$48,725
Provision for loan losses	1,500	1,454
Noninterest income	64,403	64,736
Noninterest expense	96,265	89,936
Income before income taxes	21,466	22,071
Net income	15,865	16,171
Net income per share - Basic	0.37	0.38
Net income per share - Diluted	0.37	0.37
Return on average assets	0.84%	0.91%
Return on average equity	7.44%	7.71%

At September 30
Assets	$7,672,757	$7,087,925
Loans, net of unearned interest	3,797,999	3,347,820
Securities	2,751,735	2,697,550
Deposits	5,535,926	5,006,741
Shareholders' equity	854,839	830,946
Book value per share	20.03	19.28
Market price per share	36.57	32.84
Equity to assets	11.14%	11.72%
Allowance for loan losses	$43,538	$39,715
As a % of loans	1.15%	1.19%
Nonaccrual and restructured loans	$8,121	$6,086
As a % of loans	0.21%	0.18%
Loans over 90 days past due	$5,924	$3,685
As a % of loans	0.16%	0.11%
Other real estate owned	$157	$-

Common shares outstanding	42,685,009	43,101,890

Average Balances
Nine Months Ended September 30
Assets	$7,528,545	$7,025,917
Loans and loans held for sale, net of unearned interest	3,513,171	3,063,563
Securities	2,726,624	2,879,214
Deposits	5,464,479	5,068,561
Shareholders' equity	838,483	828,031
Selected Financial Data
of Affiliate Banks				UMB Financial Corporation
(all dollars in thousands)(unaudited)	September 30, 2006
		Loans
		Net of
	Total	Unearned	Total	Shareholder's
Missouri	Assets	Interest	Deposits	Equity
UMB Bank, n.a.	$6,253,348	$3,025,337	$4,613,218	$558,214
UMB Bank Warsaw, N.A.	82,225	33,234	62,877	5,656

Colorado
UMB Bank Colorado, n. a.	837,153	514,738	618,293	122,861

Kansas
UMB National Bank of America	513,492	210,584	312,478	53,790

Arizona
UMB Bank Arizona, n.a.	19,639	18,561	5,740	9,599

Banking - Related Subsidiaries
UMB Community Development Corporation
UMB Banc Leasing Corp.
UMB Financial Services, Inc.
UMB Scout Insurance Services, Inc.
UMB Capital Corporation
United Missouri Insurance Company
UMB Trust Company of South Dakota
Scout Investment Advisors, Inc.
UMB Fund Services, Inc.
UMB Consulting Services, Inc.
Kansas City Realty Company
Kansas City Financial Corporation
UMB Redevelopment Corporation
UMB Realty Company, LLC
UMB National Sales Corporation
Grand Distribution Services, LLC
UMB Distribution Service, LLC
Warsaw Financial Corporation